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                                                                    EXHIBIT 12.3


SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES CGS AND THE MAJORITY-OWNED AFFILIATES
RATIO OF EARNINGS TO FIXED CHARGES:

                                                                                                 Three       Three
                                                                                                 Months      Months
                                      Year End.   Year End.   Year End.  Year End.  Year End.     End.        End.
                                         1996       1997        1998       1999       2000      3/31/00     3/31/01
                                      -----------------------------------------------------------------------------

Earnings:
  Pretax income (loss)                $(2,549)    $(3,684)    $(4,823)   $(12,086)  $(11,212)    $  (747)   $(2,092)

Fixed Charges:
  Interest expense                      5,801       7,901       9,585       9,982     12,620       2,840      2,971
  Interest factor of rental expense      --          --          --          --         --          --         --
                                      -----------------------------------------------------------------------------
             Total fixed charges        5,801       7,901       9,585       9,982     12,620       2,840      2,971
                                      -----------------------------------------------------------------------------

             Total earnings             3,252       4,217       4,762      (2,104)     1,408       2,093        879

             Total fixed charges        5,801       7,901       9,585       9,982     12,620       2,840      2,971
                                      -----------------------------------------------------------------------------

                                      -----------------------------------------------------------------------------
Ratio of earnings to fixed charges       0.56        0.53        0.50       (0.21)      0.11       (0.74)     (0.30)
                                      -----------------------------------------------------------------------------

                                      -----------------------------------------------------------------------------
  Deficiency to cover fixed charges     2,549       3,684       4,823      12,086     11,212         747      2,092
                                      -----------------------------------------------------------------------------